DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F Amendment #1 of Clifton Star Resources Inc. of our report dated September 20, 2007, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

May 21, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172